EXHIBIT 99.1






FOR IMMEDIATE RELEASE


Contact:
Analysts Contact:                                                Media Contact:
Kelli Harrington Nemer                                           Reid Walker
(703) 375-1245                                                   (703) 375-1103
harringtonk@psi.com                                              rwalker@psi.com


         PSINET ANNOUNCES INTENT TO CONDUCT RULE 144A OFFERING


         HERNDON, VA -- JULY 6, 1999 -- PSINET INC. (NASDAQ: PSIX) today announced that it is pursuing a placement of debt securities in accordance with Securities and Exchange Commission Rule 144A. The debt securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from the registration requirements.

         Headquartered in Herndon, VA, PSINet is a global facilities-based Internet protocol (IP) data communications carrier focused on the business marketplace. As the first and largest independent commercial Internet service provider in the world, PSINet offers a broad set of high-speed corporate LAN connectivity services supporting managed security and guaranteed Internet, Intranet, electronic commerce, Web hosting services, and services for other carriers and ISPs. PSINet operates an international state-of-the-art frame relay and ATM-based, IP-optimized network consisting of over 535 POPs around the world serving primary markets in Belgium, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Luxembourg, Mexico, the Netherlands, Republic of Korea, Switzerland, the United States and the United Kingdom. PSINet information can be obtained by calling toll-free 1-800-799-0676.

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